Exhibit 10.24
AMENDMENT NO. 2024-2 TO
ANI PHARMACEUTICALS, INC. AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN
February 5, 2024

WHEREAS, ANI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), maintains the Company’s Amended and Restated 2022 Stock Incentive Plan (the “Plan”) for the benefit of eligible employees of the Company and subsidiaries, non-employee members of the Board, and other service providers who perform services for the Company or its subsidiaries; and

WHEREAS, the Company desires to amend the Plan (i) to more closely align the Cause definition in the Plan with the definitions in the Executive Employment Agreements, (ii) to clarify that in the event of the Committee determines a Participant has committed any action constituting Cause, only the unvested portion of an Incentive Award is subject to forfeiture, (iii) to remove the discretion of the Company to defer the exercise of any Option, the vesting of any Restricted Stock Award or payment of any Stock Unit Award, Performance Award or Stock Bonus pending determination of Cause, and (iv) to align with Company policy or applicable requirements of law to determine the extent of any disgorgement or forfeiture of Incentive Awards in the event of a breach by a Participant of the terms of any employment, consulting, confidentiality or non-compete agreement entered into with the Company; and

NOW, THEREFORE, in accordance with the foregoing and subject to approval of the Company’s stockholders, the Plan shall be, and hereby is, amended as follows:

1. Section 2.3 of the Plan is hereby deleted in its entirety and replaced with the following:
“2.3 “Cause” means “cause” as defined in any employment or other agreement or policy applicable to the Participant, or if no such agreement or policy exists, will mean (i) any crime involving dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.”

2. Section 12.4 of the Plan is hereby deleted in its entirety and replaced with the following:
“12.4 Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3 of the Plan, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and any unvested portion of the Incentive Award be forfeited without notice of any kind.”

3. Section 12.6 of the Plan is hereby deleted in its entirety and replaced with the following:

“12.6 Breach of Employment, Consulting, Confidentiality or Non-Compete Agreements. Notwithstanding anything in the Plan or in any Incentive Award granted hereunder to the contrary and in addition to the rights of the Committee under Section 12.4 of the Plan, the Committee in its sole discretion may cancel, rescind, withhold or otherwise limit or restrict any Incentive Award at any time in the event that a Participant materially breaches the terms of any employment, consulting, confidentiality or non-compete agreement entered into with the Company or any Subsidiary (including an employment, consulting, confidentiality or non-compete agreement made in connection with the grant of an Incentive Award), whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, to the extent disgorgement or forfeiture of the Incentive Award or any amounts received under the Incentive Award is required under a policy of the Company or any successor, or its or their subsidiaries, adopted to comply with applicable requirements of law (including Section 10D of the Securities Exchange Act of 1934, as amended) or of any applicable stock exchange.”

4. Except as modified herein, all provisions of the Plan shall remain in full force and effect.

Signature Page Follows

Exhibit 10.24

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2024-2 to the Company’s Amended and Restated 2022 Stock Incentive Plan as of the date first set forth above.

ANI PHARMACEUTICALS, INC.

By: /s/Nikhil Lalwani
Name: Nikhil Lalwani
Title: President & CEO